UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 25, 2010
(October 20, 2010)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 20, 2010, Public Service Company of New Mexico (“PNM”) and the Navajo Nation (the “Nation”) entered into a right-of-way (“ROW”) extension/renewal agreement (the “Agreement”).  The Agreement relates to a number of electrical transmission and distribution line ROWs, a microwave communication tower site lease, a fiber optic line ROW and a dam site lease, which comprise all such agreements existing between PNM and the Nation.  The existing ROWs and leases had varying expiration dates.  Under the Agreement, the terms of the existing ROWs and leases are extended and renewed up to April 7, 2030.

PNM is obligated under the Agreement to pay the Nation 20 annual payments of $6.0 million each beginning in 2010.  The annual payments are subject to adjustment each year based on the Consumer Price Index.  Approval by the Secretary of the Interior is required.  The Agreement obligates PNM with respect to maintenance, reclamation and safety, as well as compliance with federal and Nation laws and regulations.  The Agreement includes provisions for termination by the Nation for default by PNM, as well as a provision giving PNM an opportunity to cure or otherwise resolve an alleged default.  In the event of early termination or cancellation under the Agreement, any remaining payments under the Agreement become due.

PNM will account for the Agreement as an operating lease under generally accepted accounting principles and for regulatory purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: October 25, 2010	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)